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                                                                    EXHIBIT 21.1



                                COHO ENERGY, INC.
                              LIST OF SUBSIDIARIES


Coho Resources, Limited, Alberta, Canada (100% owned subsidiary)

Coho Resources, Inc., Nevada (owned 45% by Coho Resources Limited and 55% by Coho Energy, Inc.)

Coho Marketing and Transportation, Inc., Nevada (100% subsidiary of Coho Resources, Inc.)

Coho Shell Company, Delaware (100% owned subsidiary)

Profile Petroleum Limited, Alberta, Canada (100% subsidiary of Coho Resources Limited)

Grayon Developments Limited, Alberta, Canada (100% subsidiary of Coho Resources Limited)

Coho International Limited, Bahamas (100% subsidiary of Coho Resources Limited)

Coho Anaguid, Inc., Delaware (100% subsidiary of Coho Resources, Inc.)

Interstate Natural Gas Company, Delaware (100% subsidiary of Coho Resources,
Inc.)

Coho Exploration, Inc., Delaware (owned 100% by Interstate Natural Gas Company)

Coho Louisiana Production Company, Delaware (owned 100% by Interstate Natural Gas Company)

Coho Fairbanks Gathering Company, Delaware (owned 100% by Interstate Natural Gas Company)

Coho Louisiana Gathering Company, Delaware (owned 100% by Interstate Natural Gas Company)

Coho Oil & Gas, Inc., Delaware (100% subsidiary of Coho Resources, Inc.)